1 https://twitter.com/fordhttps://ford.to/facebook https://ford.to/linkedin News Customers Find Appeal in ‘Freedom’ of Ford Powertrain Choices, Contributing to Solid Q1 Results, Setting Up Strong Full Year · Ford reports first-quarter revenue of $42.8 billion, net income of $1.3 billion, and adjusted EBIT of $2.8 billion · Revenue from Ford Pro commercial customers jumps 36%, EBIT more than doubles, with high demand for Super Duty work trucks, Transit vans and software/physical services · Ford Blue’s strong global product lineup includes new versions of F-150 and Ranger trucks; hybrid volumes on pace for 40% full-year growth · Company declares second-quarter regular dividend of 15 cents per share · Full-year adjusted EBIT tracking to high end of $10 billion to $12 billion; adjusted FCF target raised to $6.5 billion to $7.5 billion; CAPEX guidance tightened to $8 billion to $9 billion DEARBORN, Mich., April 24, 2024 – Ford’s first-quarter 2024 operating results provided more evidence that its segmented, customer-centered strategy is delivering growth and profitability, sharpening capital efficiency and fortifying business durability. “Customers want vehicles that they’re passionate about, choices in how they’re powered, quality that’s constantly getting better and great value,“ said President and CEO Jim Farley. “With Ford+, we’re increasingly giving them all those things in ways that others don’t and creating a company that will lead for the long haul.” Nowhere is that momentum more apparent, said Farley, than in Ford Pro, which helps commercial customers improve the productivity of their organizations. Company Key Metrics Summary

"The Ford Pro team is growing volumes, revenue and profitability – including EBIT margin – and services capabilities," he said. "We're seeing real evidence of what's possible for customers and the company across all our segments, and applying what we're learning about things like mobile services and value-added software to our retail businesses."

Relatedly, a new Ford brand campaign is showcasing the company's distinctive commitment and ability to suit the needs of almost every customer through "Freedom of Choice" across a lineup of high-performing, high-volume gas, hybrid and electric vehicles.

Ford's revenue for the 2024 first quarter was $42.8 billion, up 3% year-over-year even as vehicle shipments declined slightly. The company has increased revenue in each of the past three years and expects to do so again in full-year 2024. Net income for Q1 was $1.3 billion; adjusted earnings before interest and taxes, or EBIT, totaled $2.8 billion.

Operating cash flow in the period was $1.4 billion; adjusted free cash flow was a use of $500 million. Both reflected working capital effects from about 60,000 vehicles that were in inventory at the end of the first quarter, but are expected to be shipped in Q2. CFO John Lawler said that the company's balance sheet remains "rock solid," with $25 billion in cash and nearly $43 billion in liquidity at quarter-end.

Ford's continued strong performance and disciplined capital allocation enable the company to fund Ford+ initiatives while also meaningfully returning capital to shareholders – the latter at a targeted rate of 40% to 50% of adjusted free cash flow. Consequently, Ford today declared a second-quarter regular dividend of 15 cents per share, payable June 3 to shareholders of record at the close of business on May 8.

Business Segment Highlights

Q1 2024 Results H / (L) Q1 2023		Ford Blue	Ford Model e	Ford Pro
Wholesale Units (000)		626	10	409
	YoY	(11) %	(20) %	21 %
Revenue ($B)		$ 21.8	$ 0.1	$ 18.0
	YoY	(13) %	(84) %	36 %
EBIT ($M)		$ 905	$ (1,320)	$ 3,008
	YoY	(1,718)	(598)	1,642
EBIT Margin (%)		4.2 %	N/M	16.7 %
	YoY	(6.3) ppts	N/M	6.4 ppts

Ford Pro achieved first-quarter revenue of $18.0 billion, up 36%, together with EBIT of $3.0 billion. The segment's EBIT margin of nearly 17% exceeded the sustained mid-teens margin target set for the business. The results reflected higher production of Super Duty trucks – the 2024 North American Truck of the Year and the most dependable large heavy-duty pickup after three years of ownership, according to J.D. Power – and Transit vans.

With guidance from Ford Pro, more customers are progressively choosing to electrify their vehicle fleets, including the United States Postal Service (9,250 E-Transit vans through the end of 2024) and Ecolab, the global sustainability company (more than 1,000 F-150 Lightning pickups and Mustang Mach-E SUVs).

Over the past 12 months through the first quarter, about 13% of Ford Pro's EBIT came from software and physical services, including parts and accessories – on the way to a goal of at least

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3 20% within a few years. Software subscriptions with commercial customers grew 43% year-on-year to more than 560,000 by quarter-end. Quarterly wholesales, revenue and EBIT for Ford Blue were down in the quarter, all affected by the production ramp and vehicles in inventory of the new 2024 F-150 pickup, which are now being delivered to customers and dealers. Segment revenue was $21.8 billion; EBIT was about $900 million. The business unit was again profitable in every market where it operates around the globe. Sales of Ford Blue’s hybrid vehicles were up 36%, on pace for projected full-year 2024 hybrid sales growth of 40%. The compact Ford Maverick was America’s No. 1-selling hybrid truck in Q1, and hybrid versions of the new F-150 full-size pickup are now on their way to customers. The business is well along in carrying out a multiyear plan that is further expanding hybrid options around the globe, including hybrid versions of every vehicle in its North America portfolio by the end of the decade. Ford Model e revenue was down, as wholesales declined and significant industrywide pricing pressure continued to affect electric vehicles currently on the market. The segment had an EBIT loss of $1.3 billion, with costs that were flat year-over-year. The company expects EV costs to improve going forward, but be offset by top-line pressure. In the meantime, availability of reliable DC fast-charging is more than doubling for Ford EV customers in the U.S. and Canada, as they begin to receive adapters that provide access to more than 15,000 Tesla Superchargers. Collectively, Ford remains far and away the global truck leader, producing more than 500,000 of them worldwide in the first quarter of the year – gas and, in several cases, hybrid versions of Super Duty, F-150, Ranger and Maverick, along with the all-electric F-150 Lightning. Ford Credit generated first-quarter earnings before taxes of $326 million, with used-vehicle auction values and lease return rates continuing to normalize. Full-Year 2024 Outlook Lawler, the CFO, said that Ford’s full-year adjusted EBIT guidance range is unchanged, with the company tracking to the higher end of the $10 billion to $12 billion range. The company now expects to generate adjusted free cash flow of $6.5 billion to $7.5 billion – up from the initial outlook of $6 billion to $7 billion provided earlier this year. Additionally, Ford is anticipating capital expenditures for the year of $8 billion to $9 billion – narrower than the $8 billion to $9.5 billion originally estimated and perhaps at the lower end of the range. The update reflects the company’s commitment to capital discipline and efficiency – including recent actions to match investments in support of electric vehicles to revised expectations for the pace of EV adoption by customers. The company remains on plan to achieve $2 billion in cost reductions in areas like materials, freight and manufacturing. The segment-level EBIT outlook remains $8 billion to $9 billion for Ford Pro and $7 billion to $7.5 billion for Ford Blue; an EBIT loss of $5.0 billion to $5.5 billion for Ford Model e; and earnings before taxes of about $1.5 billion for Ford Credit. Ford’s virtual annual meeting of shareholders is scheduled for Thursday, May 9, at 8:30 a.m. ET. The company plans to report second-quarter 2024 financial results following the close of market on Wednesday, July 24. # # #

About Ford Motor Company

Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company's Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services. The company does that through three customer-centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough EVs along with embedded software that defines exceptional digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, Ford provides financial services through Ford Motor Credit Company. Ford employs about 176,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com.

Contacts:

Media	Equity Investment Community	Fixed-Income Investment Community	Shareholder Inquiries
T.R. Reid	Lynn Antipas Tyson	Jessica Vila-Goulding	1.800.555.5259 or
1.313.319.6683	1.914.485.1150	1.313.248.3896	1.313.845.8540
treid22@ford.com	ltyson4@ford.com	jvila5@ford.com	stockinf@ford.com

Conference Call Details

Ford Motor Company (NYSE: F) and Ford Motor Credit Company released their first-quarter 2024 financial results at 4:05 p.m. ET on Wednesday, April 24. Following the release, at 5:00 p.m. ET, Jim Farley, Ford president and chief executive officer; John Lawler, Ford chief financial officer; and other members of the Ford senior leadership team will host a conference call to discuss the results in the context of the company's ambitious Ford+ plan for growth and value creation. The presentation and supporting materials will be available at shareholder.ford.com. Representatives of the investment community will be able to ask questions on the call.

Ford First-Quarter Earnings Call: Wednesday, April 24, at 5:00 p.m. ET

Toll-Free: 844.282.4573
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Registration Link (option, speeds login): Ford Earnings Call
Webcast: shareholder.ford.com

Replay

Available after 8:00 p.m. ET on Wednesday, April 24, and through Wednesday, May 1
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The following applies to the information throughout this release:

- See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as "adjusted" to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles ("GAAP").
- Wholesale unit and production volumes include Ford and Lincoln brand vehicles produced and sold by Ford or our unconsolidated affiliates and Jiangling Motors Corporation ("JMC") brand vehicles produced and sold in China by our unconsolidated affiliate. Revenue does not include vehicles produced and sold by our unconsolidated affiliates. Wholesales and revenue exclude transactions between the Ford Blue, Ford Model e and Ford Pro business segments. See materials supporting the April 24, 2024, conference call at shareholder.ford.com for further discussion of wholesale unit volumes.

4

5 Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule and specifications, and a shortage of or inability to acquire key components or raw materials, such as lithium, cobalt, nickel, graphite, and manganese, can disrupt Ford’s production of vehicles; • To facilitate access to the raw materials and other components necessary for the production of electric vehicles, Ford has entered into and may, in the future, enter into multi-year commitments to raw material and other suppliers that subject Ford to risks associated with lower future demand for such items as well as costs that fluctuate and are difficult to accurately forecast; • Ford’s long-term competitiveness depends on the successful execution of Ford+; • Ford’s vehicles could be affected by defects that result in recall campaigns, increased warranty costs, or delays in new model launches, and the time it takes to improve the quality of our vehicles and services could continue to have an adverse effect on our business; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, or business strategies; • Ford may not realize the anticipated benefits of restructuring actions and such actions may cause Ford to incur significant charges, disrupt our operations, or harm our reputation; • Operational information systems, security systems, vehicles, and services could be affected by cybersecurity incidents, ransomware attacks, and other disruptions and impact Ford and Ford Credit as well as their suppliers and dealers; • Ford’s production, as well as Ford’s suppliers’ production, and/or the ability to deliver products to consumers could be disrupted by labor issues, public health issues, natural or man-made disasters, adverse effects of climate change, financial distress, production difficulties, capacity limitations, or other factors; • Failure to develop and deploy secure digital services that appeal to customers could have a negative impact on Ford’s business; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract, develop, grow, and reward talent is critical to its success and competitiveness; • Ford’s new and existing products and digital, software, and physical services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and digital and software services industries, and its reputation may be harmed if it is unable to achieve the initiatives it has announced; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • With a global footprint and supply chain, Ford’s results and operations could be adversely affected by economic or geopolitical developments, including protectionist trade policies such as tariffs, or other events; • Industry sales volume can be volatile and could decline if there is a financial crisis, recession, public health emergency, or significant geopolitical event;

6 • Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors, particularly for electric vehicles; • Inflationary pressure and fluctuations in commodity and energy prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments, including marketable securities, can have a significant effect on results; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • The impact of government incentives on Ford’s business could be significant, and Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Economic and demographic experience for pension and OPEB plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford and Ford Credit could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans and facilities to comply with safety, emissions, fuel economy, autonomous driving technology, environmental, and other regulations; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, data protection, and artificial intelligence laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

7 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions, except per share amounts) For the periods ended March 31, 2023 2024 First Quarter (unaudited) Revenues Company excluding Ford Credit $ 39,085 $ 39,890 Ford Credit 2,389 2,887 Total revenues 41,474 42,777 Costs and expenses Cost of sales 34,669 36,476 Selling, administrative, and other expenses 2,506 2,376 Ford Credit interest, operating, and other expenses 2,186 2,700 Total costs and expenses 39,361 41,552 Operating income/(loss) 2,113 1,225 Interest expense on Company debt excluding Ford Credit 308 278 Other income/(loss), net 224 498 Equity in net income/(loss) of affiliated companies 130 167 Income/(Loss) before income taxes 2,159 1,612 Provision for/(Benefit from) income taxes 496 278 Net income/(loss) 1,663 1,334 Less: Income/(Loss) attributable to noncontrolling interests (94) 2 Net income/(loss) attributable to Ford Motor Company $ 1,757 $ 1,332 EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income/(loss) $ 0.44 $ 0.33 Diluted income/(loss) 0.44 0.33 Weighted-average shares used in computation of earnings/(loss) per share Basic shares 3,990 3,979 Diluted shares 4,029 4,023

8 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2023 March 31, 2024 (unaudited) ASSETS Cash and cash equivalents $ 24,862 $ 19,721 Marketable securities 15,309 14,742 Ford Credit finance receivables, net of allowance for credit losses of $256 and $254 46,425 44,600 Trade and other receivables, less allowances of $64 and $59 15,601 18,698 Inventories 15,651 18,632 Other assets 3,633 4,202 Total current assets 121,481 120,595 Ford Credit finance receivables, net of allowance for credit losses of $626 and $626 55,650 56,985 Net investment in operating leases 21,384 21,118 Net property 40,821 40,515 Equity in net assets of affiliated companies 5,548 6,336 Deferred income taxes 16,985 16,726 Other assets 11,441 12,066 Total assets $ 273,310 $ 274,341 LIABILITIES Payables $ 25,992 $ 27,384 Other liabilities and deferred revenue 25,870 26,032 Debt payable within one year Company excluding Ford Credit 477 727 Ford Credit 49,192 49,063 Total current liabilities 101,531 103,206 Other liabilities and deferred revenue 28,414 27,724 Long-term debt Company excluding Ford Credit 19,467 19,430 Ford Credit 80,095 80,195 Deferred income taxes 1,005 889 Total liabilities 230,512 231,444 EQUITY Common Stock, par value $0.01 per share (4,105 million shares issued of 6 billion authorized) 41 41 Class B Stock, par value $0.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 23,128 23,125 Retained earnings 31,029 31,019 Accumulated other comprehensive income/(loss) (9,042) (8,932) Treasury stock (2,384) (2,384) Total equity attributable to Ford Motor Company 42,773 42,870 Equity attributable to noncontrolling interests 25 27 Total equity 42,798 42,897 Total liabilities and equity $ 273,310 $ 274,341

9 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended March 31, 2023 2024 First Quarter (unaudited) Cash flows from operating activities Net income/(loss) $ 1,663 $ 1,334 Depreciation and tooling amortization 1,897 1,881 Other amortization (272) (376) Provision for credit and insurance losses 83 126 Pension and other postretirement employee benefits (“OPEB”) expense/(income) 303 166 Equity method investment dividends received in excess of (earnings)/losses and impairments (7) (154) Foreign currency adjustments (94) (12) Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments 51 29 Stock compensation 100 126 Provision for/(Benefit from) deferred income taxes 17 (28) Decrease/(Increase) in finance receivables (wholesale and other) (656) (1,121) Decrease/(Increase) in accounts receivable and other assets (732) (806) Decrease/(Increase) in inventory (1,967) (3,154) Increase/(Decrease) in accounts payable and accrued and other liabilities 2,323 3,333 Other 91 41 Net cash provided by/(used in) operating activities 2,800 1,385 Cash flows from investing activities Capital spending (1,780) (2,094) Acquisitions of finance receivables and operating leases (12,543) (14,829) Collections of finance receivables and operating leases 11,170 11,238 Purchases of marketable securities and other investments (2,545) (2,985) Sales and maturities of marketable securities and other investments 4,413 3,579 Settlements of derivatives (41) (184) Capital contributions to equity method investments (699) (639) Other 48 34 Net cash provided by/(used in) investing activities (1,977) (5,880) Cash flows from financing activities Cash payments for dividends and dividend equivalents (3,193) (1,326) Purchases of common stock — — Net changes in short-term debt (2,211) (1,201) Proceeds from issuance of long-term debt 13,912 16,488 Payments of long-term debt (12,242) (14,225) Other (140) (194) Net cash provided by/(used in) financing activities (3,874) (458) Effect of exchange rate changes on cash, cash equivalents, and restricted cash 70 (171) Net increase/(decrease) in cash, cash equivalents, and restricted cash $ (2,981) $ (5,124) Cash, cash equivalents, and restricted cash at beginning of period $ 25,340 $ 25,110 Net increase/(decrease) in cash, cash equivalents, and restricted cash (2,981) (5,124) Cash, cash equivalents, and restricted cash at end of period $ 22,359 $ 19,986

10 2024 SUPPLEMENTAL INFORMATION The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Ford Blue, Ford Model e, Ford Pro, and Ford Next reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting. Selected Income Statement Information. The following table provides supplemental income statement information (in millions): For the period ended March 31, 2024 First Quarter Company excluding Ford Credit Ford Credit Consolidated Revenues $ 39,890 $ 2,887 $ 42,777 Total costs and expenses 38,852 2,700 41,552 Operating income/(loss) 1,038 187 1,225 Interest expense on Company debt excluding Ford Credit 278 — 278 Other income/(loss), net 367 131 498 Equity in net income/(loss) of affiliated companies 159 8 167 Income/(Loss) before income taxes 1,286 326 1,612 Provision for/(Benefit from) income taxes 186 92 278 Net income/(loss) 1,100 234 1,334 Less: Income/(Loss) attributable to noncontrolling interests 2 — 2 Net income/(loss) attributable to Ford Motor Company $ 1,098 $ 234 $ 1,332

11 Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions): March 31, 2024 Assets Company excluding Ford Credit Ford Credit Eliminations Consolidated Cash and cash equivalents $ 10,873 $ 8,848 $ — $ 19,721 Marketable securities 14,028 714 — 14,742 Ford Credit finance receivables, net — 44,600 — 44,600 Trade and other receivables, net 5,856 12,842 — 18,698 Inventories 18,632 — — 18,632 Other assets 3,057 1,145 — 4,202 Receivable from other segments 1,548 1,749 (3,297) — Total current assets 53,994 69,898 (3,297) 120,595 Ford Credit finance receivables, net — 56,985 — 56,985 Net investment in operating leases 1,008 20,110 — 21,118 Net property 40,236 279 — 40,515 Equity in net assets of affiliated companies 6,212 124 — 6,336 Deferred income taxes 16,557 163 6 16,726 Other assets 10,737 1,329 — 12,066 Receivable from other segments 73 13 (86) — Total assets $ 128,817 $ 148,901 $ (3,377) $ 274,341 Liabilities Payables $ 26,426 $ 958 $ — $ 27,384 Other liabilities and deferred revenue 23,102 2,930 — 26,032 Debt payable within one year 727 49,063 — 49,790 Payable to other segments 3,178 119 (3,297) — Total current liabilities 53,433 53,070 (3,297) 103,206 Other liabilities and deferred revenue 26,001 1,723 — 27,724 Long-term debt 19,430 80,195 — 99,625 Deferred income taxes 546 337 6 889 Payable to other segments 13 73 (86) — Total liabilities $ 99,423 $ 135,398 $ (3,377) $ 231,444

12 Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions): For the period ended March 31, 2024 First Three Months Cash flows from operating activities Company excluding Ford Credit Ford Credit Eliminations Consolidated Net income/(loss) $ 1,100 $ 234 $ — $ 1,334 Depreciation and tooling amortization 1,259 622 — 1,881 Other amortization 5 (381) — (376) Provision for credit and insurance losses 8 118 — 126 Pension and OPEB expense/(income) 166 — — 166 Equity method investment dividends received in excess of (earnings)/losses and impairments (146) (8) — (154) Foreign currency adjustments (1) (11) — (12) Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments 25 4 — 29 Stock compensation 120 6 — 126 Provision for/(Benefit from) deferred income taxes (62) 34 — (28) Decrease/(Increase) in finance receivables (wholesale and other) — (1,121) — (1,121) Decrease/(Increase) in intersegment receivables/payables (202) 202 — — Decrease/(Increase) in accounts receivable and other assets (697) (109) — (806) Decrease/(Increase) in inventory (3,154) — — (3,154) Increase/(Decrease) in accounts payable and accrued and other liabilities 3,080 253 — 3,333 Other 73 (32) — 41 Interest supplements and residual value support to Ford Credit (1,370) 1,370 — — Net cash provided by/(used in) operating activities $ 204 $ 1,181 $ — $ 1,385 Cash flows from investing activities Capital spending $ (2,073) $ (21) $ — $ (2,094) Acquisitions of finance receivables and operating leases — (14,829) — (14,829) Collections of finance receivables and operating leases — 11,238 — 11,238 Purchases of marketable and other investments (2,934) (51) — (2,985) Sales and maturities of marketable securities and other investments 3,456 123 — 3,579 Settlements of derivatives 23 (207) — (184) Capital contributions to equity method investments (639) — — (639) Other 34 — — 34 Investing activity (to)/from other segments — 4 (4) — Net cash provided by/(used in) investing activities $ (2,133) $ (3,743) $ (4) $ (5,880) Cash flows from financing activities Cash payments for dividends and dividend equivalents $ (1,326) $ — $ — $ (1,326) Purchases of common stock — — — — Net changes in short-term debt 215 (1,416) — (1,201) Proceeds from issuance of long-term debt — 16,488 — 16,488 Payments of long-term debt (46) (14,179) — (14,225) Other (143) (51) — (194) Financing activity to/(from) other segments (4) — 4 — Net cash provided by/(used in) financing activities $ (1,304) $ 842 $ 4 $ (458) Effect of exchange rate changes on cash, cash equivalents, and restricted cash $ (46) $ (125) $ — $ (171)

13 Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying operating results and trends, and a means to compare our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. · Company Adjusted EBIT (Most Comparable GAAP Measure: Net income / (Loss) attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it focuses on underlying operating results and trends, and improves comparability of our period-over-period results. Our management ordinarily excludes special items from its review of the results of the operating segments for purposes of measuring segment profitability and allocating resources. Pre- tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) gains and losses on investments in equity securities, (iii) significant personnel expenses, supplier- and dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iv) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty, including gains and losses on pension and OPEB remeasurements and on investments in equity securities. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income / (Loss) Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings / (Loss) Per Share (Most Comparable GAAP Measure: Earnings / (Loss) Per Share) – Measure of Company’s diluted net earnings / (loss) per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of earnings from ongoing operating activities. When we provide guidance for adjusted earnings / (loss) per share, we do not provide guidance on an earnings / (loss) per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Company excluding Ford Credit capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, restructuring actions, and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company Adjusted FCF, we do not provide guidance for net cash provided by / (used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit / (loss) after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit / (loss) after-cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension / OPEB liability. Note: Calculated results may not sum due to rounding

14 Net Income / (Loss) Reconciliation To Adjusted EBIT ($M) Earnings / (Loss) Per Share Reconciliation To Adjusted Earnings / (Loss) Per Share

Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate

	2024 Q1	Memo: Full Year 2023
Pre-Tax Results ($M)		
Income / (Loss) Before Income Taxes (GAAP)	$ 1,612	$ 3,967
Less: Impact of Special Items	(873)	(5,147)
Adjusted Earnings Before Taxes (Non-GAAP)	$ 2,485	$ 9,114
Taxes ($M)		
(Provision For) / Benefit From Income Taxes (GAAP) (a)	$ (278)	$ 362
Less: Impact of Special Items (b)	220	1,273
Adjusted (Provision For) / Benefit From Income Taxes (Non-GAAP)	$ (498)	$ (911)
Tax Rate (%)		
Effective Tax Rate (GAAP) (a)	17.2%	(9.1)%
Adjusted Effective Tax Rate (Non-GAAP)	20.0%	10.0%

a. Full Year 2023 reflects benefits from U.S. research tax credits and legal entity restructuring within our leasing operations and China

b. Full Year 2023 reflects benefits from China legal entity restructuring

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Net Cash Provided By / (Used In) Operating Activities (GAAP)	$ 2,800	$ 5,035	$ 4,591	$ 2,492	$ 1,385
Less: Items Not Included in Company Adjusted Free Cash Flows					
Ford Credit Operating Cash Flows	626	581	1,800	(1,827)	1,181
Funded Pension Contributions	(125)	(109)	(190)	(168)	(550)
Restructuring (Including Separations) (a)	(81)	(118)	(297)	(529)	(176)
Ford Credit Tax Payments / (Refunds) Under Tax Sharing Agreement	(5)	-	-	174	(33)
Other, Net	(140)	(73)	(151)	604 (b)	(608) (c)
Add: Items Included in Company Adjusted Free Cash Flows					
Company Excluding Ford Credit Capital Spending	(1,760)	(1,927)	(2,191)	(2,274)	(2,073)
Ford Credit Distributions	-	-	-	-	-
Settlement of Derivatives	(72)	92	(13)	-	23
Company Adjusted Free Cash Flow (Non-GAAP)	$ 693	$ 2,919	$ 1,225	$ 1,964	$ (479)

a. Restructuring excludes cash flows reported in investing activities

b. Includes timing differences with a joint venture and currency impacts

c. Includes $(365)M settlement of Transit Connect customs matter

15

16 Adjusted ROIC ($B)

17 Special Items ($B)

18 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the periods ended March 31, 2023 2024 First Quarter (unaudited) Financing revenue Operating leases $ 1,049 $ 1,017 Retail financing 929 1,291 Dealer financing 504 696 Other financing 27 40 Total financing revenue 2,509 3,044 Depreciation on vehicles subject to operating leases (559) (610) Interest expense (1,392) (1,848) Net financing margin 558 586 Other revenue Insurance premiums earned 26 36 Fee based revenue and other 21 26 Total financing margin and other revenue 605 648 Expenses Operating expenses 320 343 Provision for credit losses 77 88 Insurance expenses 5 30 Total expenses 402 461 Other income/(loss), net 100 139 Income before income taxes 303 326 Provision for/(Benefit from) income taxes 63 92 Net income $ 240 $ 234

19 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2023 March 31, 2024 (unaudited) ASSETS Cash and cash equivalents $ 10,658 $ 8,848 Marketable securities 789 714 Finance receivables, net Retail installment contracts, dealer financing, and other financing 105,476 107,841 Finance leases 7,347 7,523 Total finance receivables, net of allowance for credit losses of $882 and $880 112,823 115,364 Net investment in operating leases 20,332 20,110 Notes and accounts receivable from affiliated companies 845 982 Derivative financial instruments 818 812 Other assets 2,940 2,879 Total assets $ 149,205 $ 149,709 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 899 $ 931 Affiliated companies 693 949 Total accounts payable 1,592 1,880 Debt 129,287 129,258 Deferred income taxes 337 337 Derivative financial instruments 2,141 2,152 Other liabilities 2,459 2,579 Total liabilities 135,816 136,206 SHAREHOLDER’S INTEREST Shareholder’s interest 5,166 5,166 Accumulated other comprehensive income/(loss) (829) (949) Retained earnings 9,052 9,286 Total shareholder’s interest 13,389 13,503 Total liabilities and shareholder’s interest $ 149,205 $ 149,709

20 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended March 31, 2023 2024 First Three Months (unaudited) Cash flows from operating activities Net income $ 240 $ 234 Provision for credit losses 77 88 Depreciation and amortization 701 761 Amortization of upfront interest supplements (407) (540) Net change in deferred income taxes (3) 34 Net change in other assets (38) (93) Net change in other liabilities 60 456 All other operating activities (76) 18 Net cash provided by/(used in) operating activities 554 958 Cash flows from investing activities Purchases of finance receivables (9,899) (11,146) Principal collections of finance receivables 9,025 9,393 Purchases of operating lease vehicles (1,990) (2,456) Proceeds from termination of operating lease vehicles 2,226 1,974 Net change in wholesale receivables and other short-duration receivables (661) (1,135) Purchases of marketable securities and other investments (973) (51) Proceeds from sales and maturities of marketable securities and other investments 917 123 Settlements of derivatives 31 (207) All other investing activities (17) (16) Net cash provided by/(used in) investing activities (1,341) (3,521) Cash flows from financing activities Proceeds from issuances of long-term debt 13,912 16,488 Payments of long-term debt (12,228) (14,179) Net change in short-term debt (1,966) (1,416) All other financing activities (53) (50) Net cash provided by/(used in) financing activities (335) 843 Effect of exchange rate changes on cash, cash equivalents, and restricted cash 50 (125) Net increase/(decrease) in cash, cash equivalents and restricted cash $ (1,072) $ (1,845) Cash, cash equivalents, and restricted cash at beginning of period $ 10,520 $ 10,795 Net increase/(decrease) in cash, cash equivalents, and restricted cash (1,072) (1,845) Cash, cash equivalents, and restricted cash at end of period $ 9,448 $ 8,950